Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference
in the registration statement on Form S-8 (333-265498),
Form S-3 (No 333-
286940), and From -4 (No 333-291367) of USCB Financial
Holdings, Inc. of our report dated March 13, 2026,
related to
the consolidated financial statements appearing in this
Annual Report on Form 10-K of USCB Financial Holdings,
Inc. for
the year ended December 31, 2025.
/s/ Crowe LLP
Fort Lauderdale, Florida
March 13, 2026